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                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                         Three Months Ended                       Nine Months Ended
                                                            September 30,                           September 30,
                                                  ----------------------------------      ----------------------------------
                                                      1999                1998                1999                1998
                                                  -------------- ---- --------------      -------------- ---- --------------

                                                                  (in thousands, except for per share data)
Basic:
    Net income applicable to common
        stock                                     $       4,985       $       7,630       $      20,047       $      20,856
                                                  ==============      ==============      ==============      ==============
    Weighted average number of
        common shares outstanding                        15,502              15,256              15,438              15,214
                                                  ==============      ==============      ==============      ==============

   Basic net income per share                     $         .32       $         .50       $        1.30       $        1.37
                                                  ==============      ==============      ==============      ==============

Diluted:
    Net income applicable to common
        stock                                     $       4,985       $       7,630       $      20,047       $      20,856
                                                  ==============      ==============      ==============      ==============
    Weighted average number of
        common shares outstanding                        15,502              15,256              15,438              15,214
    Additional dilutive shares related
        to stock options                                    222                 715                 408                 690
                                                  --------------      --------------      --------------      --------------
    Weighted average number of
        common and common equivalent
         shares outstanding                              15,724              15,971              15,846              15,904
                                                  ==============      ==============      ==============      ==============

   Diluted net income per share                   $         .32       $         .48       $        1.27       $        1.31
                                                  ==============      ==============      ==============      ==============
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